AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
                                 REGISTRATION NOS. 333-       AND 333-
      =========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 --------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            PP&L RESOURCES, INC.                  PP&L CAPITAL FUNDING, INC.
        (Exact name of registrant as             (Exact name of registrant as
          specified in its charter)                specified in its charter)
                PENNSYLVANIA                               DELAWARE
       (State or other jurisdiction of          (State or other jurisdiction of
        incorporation or organization)           incorporation or organization)
                 23-2758192                               23-2926644
      (I.R.S. Employer Identification)         (I.R.S. Employer Identification)
           TWO NORTH NINTH STREET                   TWO NORTH NINTH STREET
     ALLENTOWN, PENNSYLVANIA  18101-1179        ALLENTOWN, PENNSYLVANIA  18101
               (610) 774-5151                           (610) 774-5151
      (Address, including zip code, and        (Address, including zip code, and
         telephone number, including              telephone number, including
          area code, of registrant's              area code, of registrant's
         principal executive offices)             principal executive offices)

                                    JOHN R. BIGGAR
                                 PP&L RESOURCES, INC.
                                TWO NORTH NINTH STREET
                         ALLENTOWN, PENNSYLVANIA  18101-1179
                                    (610) 774-5151
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                 --------------------

                                      COPIES TO:
              CATHERINE C. HOOD, ESQ.        ROBERT B. HIDEN, JR., ESQ.
                REID & PRIEST, LLP              SULLIVAN & CROMWELL
                40 WEST 57TH STREET               125 BROAD STREET
             NEW YORK, NEW YORK  10019       NEW YORK, NEW YORK  10004
                  (212) 603-2000                   (212) 558-4000

                                 --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.

                                 --------------------

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
     ===========================================================================
                                             PROPOSED    PROPOSED
                                             MAXIMUM     MAXIMUM
      TITLE OF EACH CLASS                    OFFERING    AGGREGATE   AMOUNT OF
         OF SECURITIES        AMOUNT TO BE   PRICE PER   OFFERING   REGISTRATION
       BEING REGISTERED        REGISTERED    UNIT(1)    PRICE(1)(2)     FEE
     ---------------------------------------------------------------------------
     PP&L Capital Funding,
       Inc. Debt Securities... $400,000,000   100%    $400,000,000    $121,213
     ---------------------------------------------------------------------------
     PP&L Resources, Inc.
       Guarantee of PP&L
       Capital Funding, Inc.
       Debt Securities (3)....
     ---------------------------------------------------------------------------
     Total.................... $400,000,000   100%    $400,000,000    $121,213
     ===========================================================================
     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
     (2)  Exclusive of accrued interest, if any.
     (3)  No separate consideration will be received for the Guarantee.

          THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
     ==========================================================================

               Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



                    SUBJECT TO COMPLETION, DATED OCTOBER 16, 1997


          PROSPECTUS
          ----------

                                     $400,000,000

                              PP&L CAPITAL FUNDING, INC.
                                   DEBT SECURITIES

                              UNCONDITIONALLY GUARANTEED
             AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY

                                 PP&L RESOURCES, INC.

               PP&L Capital Funding, Inc., a Delaware Corporation (the "Company"), may offer, from time to time, its unsecured debt securities consisting of notes, debentures, or other unsecured evidences of indebtedness, in one or more series, in an aggregate principal amount of up to $400,000,000 (the "Debt Securities"), on terms to be determined at the time or times of sale. The Debt Securities will be unconditionally guaranteed by PP&L Resources, Inc., a Pennsylvania corporation ("PP&L Resources"), as to payment of principal, premium, if any, and interest. See "Description of the Debt Securities - Guarantee of PP&L Resources; Holding Company Structure." The terms of each series of Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the series designation, the aggregate principal amount of the series, the maturity or maturities, the rate or rates (which may be fixed or variable) and time or times of payment of interest, the initial public offering prices, the provisions for redemption, provisions for repayment at the option of the holder and other provisions, are set forth in one or more Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of offering of the Debt Securities.

               The Debt Securities may be sold by the Company to or through underwriters or dealers, directly to other purchasers or through agents for offering pursuant to terms fixed at the time of sale. See "Plan of Distribution." The applicable Prospectus Supplement sets forth the names of any such underwriters or agents and any applicable commission or discount arrangements with them.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                This Prospectus may not be used to consummate sales of
            Debt Securities unless accompanied by a Prospectus Supplement.

                   The date of this Prospectus is October __, 1997.

                                AVAILABLE INFORMATION

               PP&L Resources is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by PP&L Resources can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information filed by PP&L Resources. The outstanding shares of PP&L Resources Common Stock are listed on the New York Stock Exchange, and reports, proxy statements and other information concerning PP&L Resources may also be inspected at the offices of such exchange at 20 Broad Street, New York, New York 10005. In addition, reports, proxy statements and other information concerning PP&L Resources can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101.

               The Company and PP&L Resources have filed with the Commission a combined registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, PP&L Resources and the Debt Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

               No separate financial statements of the Company are included or incorporated by reference herein. PP&L Resources and the Company do not consider that such financial statements would be material to holders of the Debt Securities because (i) the Company is a newly organized corporation that has no operating history and no independent operations, and (ii) the Company was formed for the purpose of providing financing for PP&L Resources and its subsidiaries, and does not currently propose to engage in more than minimal independent operations. See "The Company."
          The Company intends to ask the Staff of the Commission for a "no-action" letter to the effect that the Staff would not raise any objection if the Company does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, the Company is not expected to file such reports.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by PP&L Resources with the Commission pursuant to the Exchange Act (File No. 1-11459) are incorporated herein by reference and made a part hereof:

               (1) Annual Report on Form 10-K for the year ended December 31, 1996;

               (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

               (3) Current Reports on Form 8-K, dated March 3, 1997, April 2, 1997, May 2, 1997, June 30, 1997, July 14, 1997 and September
          12, 1997.

               All documents subsequently filed by PP&L Resources pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents." Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               PP&L Resources hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: PP&L Resources, Inc., Two North Ninth Street, Allentown, Pennsylvania 18101, Attention: Investor Services Department (800) 345-3085.


                                    PP&L RESOURCES

               PP&L Resources was incorporated in 1995 under the laws of the Commonwealth of Pennsylvania and is the parent holding company of the Company, PP&L, Inc. (formerly Pennsylvania Power & Light Company, "PP&L"), PP&L Global, Inc. (formerly Power Markets Development Company, "PP&L Global"), and PP&L Spectrum, Inc. (formerly Spectrum Energy Services Corporation, "PP&L Spectrum"). PP&L Resources' principal subsidiary, PP&L, was incorporated under the laws of the Commonwealth of Pennsylvania in 1920 and is an operating public utility providing electric service in central eastern Pennsylvania. PP&L serves approximately 1.2 million customers in a 10,000 square mile territory in 29 counties of central eastern Pennsylvania with a population of approximately
          2.6 million persons. This service area has 129 communities with populations over 5,000, the largest cities of which are Allentown, Bethlehem, Harrisburg, Hazleton, Lancaster, Scranton, Wilkes-Barre and Williamsport. PP&L also offers electricity and other services to retail and wholesale customers throughout Pennsylvania and neighboring states. PP&L Global engages in unregulated business activities through worldwide investments in energy-related projects. PP&L Spectrum, another unregulated subsidiary, was formed to pursue opportunities to offer energy-related products and services to PP&L's existing customers and to others beyond PP&L's service territory. PP&L Resources' offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101, and its telephone number is (610) 774-5151.


                                     THE COMPANY

               The Company is a newly formed Delaware corporation and a wholly-owned subsidiary of PP&L Resources. The primary business of the Company is to provide financing for the operations of PP&L

          Resources and its subsidiaries. The Company's offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101, and its telephone number is (610) 774-5151.


                                   USE OF PROCEEDS

               Except as may otherwise be set forth in the applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Debt Securities will be loaned to PP&L Resources and/or its subsidiaries. PP&L Resources and/or its subsidiaries are expected to use such proceeds for general corporate purposes, including investing in unregulated business activities and to reduce short-term debt incurred to provide interim financing for such purposes.


                          RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the ratio of earnings to fixed charges for PP&L Resources for the periods indicated:

                                                        Twelve Months
                                                            Ended
                                                        -------------
                                                        June 30, 1997
                                                        -------------
           Ratio of earnings to
             fixed charges . . . . . . . . . . .            3.41



                                           Year Ended December 31,
                                   ---------------------------------------
                                     1996   1995     1994    1993    1992
                                     ----   ----     ----    ----    ----
           Ratio of earnings to
             fixed charges . . . .   3.45   3.47     2.70    3.31    3.15


                          DESCRIPTION OF THE DEBT SECURITIES

               The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement, and provisions of such Debt Securities that vary from the general provisions described below, will be described in such Prospectus Supplement.

               The Debt Securities may be issued, from time to time, in one or more series. Debt Securities, and the guarantee or guarantees of PP&L Resources relating thereto (the "Guarantee" or "Guarantees"), will be issued under an Indenture, dated as of October 1, 1997 (as such indenture may be supplemented or amended from time to time by various supplemental indentures, including one or more supplemental indentures relating to the Debt Securities, the "Indenture"), among the Company, PP&L Resources and The Chase Manhattan Bank, as trustee (the "Trustee"). A copy of a form of the Indenture is filed as an exhibit to the Registration
          Statement.

               The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in any Prospectus Supplement or Pricing Supplement relating thereto. Wherever particular provisions or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such provisions or defined terms are incorporated by reference herein or therein, as the case may be. References to article and section numbers used herein are to articles and sections in the Indenture. Certain capitalized terms used herein are defined in the Indenture.

          GENERAL

               The Indenture does not limit the aggregate principal amount of Debt Securities or other debt, which may be issued thereunder and provides that Debt Securities may be issued thereunder, from time to time, in one or more series. The Debt Securities and all other debt securities hereafter issued under the Indenture are collectively referred to herein as the "Indenture Securities."

               The Debt Securities will be unsecured obligations of the Company, and pursuant to the Guarantees will be unconditionally guaranteed by PP&L Resources as to payment of principal, premium, if any, and interest. See "Guarantee of PP&L Resources; Holding Company Structure."

               Reference is made to the applicable Prospectus Supplement for a description of the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the date or dates on which the principal of such Debt Securities will be payable, or the method of determination thereof; (iv) the rate or rates, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable ("Interest Payment Dates"); and the Regular Record Dates, if any, for the interest payable on such Interest Payment Dates; (v) the obligation, if any, of the Company to redeem or purchase or repay such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or purchased or repaid, as the case may be, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities and, if so, the identity of the depositary for such global Debt Securities; and (ix) any other terms of such Debt Securities. (See Section 301.)

          GUARANTEE OF PP&L RESOURCES; HOLDING COMPANY STRUCTURE

               PP&L Resources will unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on the Debt Securities, when and as the same become due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guarantees will remain in effect until the entire principal of, premium, if any, and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Fourteen.)

               PP&L Resources conducts its operations primarily through PP&L and its other wholly-owned subsidiaries, and substantially all of PP&L Resources' consolidated assets are held by PP&L and its other subsidiaries. Accordingly, the cash flow of PP&L Resources and the consequent ability to service its debt, including its obligations under the Guarantees, are largely dependent upon the earnings of PP&L and such other subsidiaries and the distribution or other payment of such earnings to PP&L Resources in the form of dividends, loans or advances, and repayment of loans or advances from PP&L Resources. The subsidiaries are separate and distinct legal entities and (except for the Company) have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments.

               Because PP&L Resources is a holding company, its obligations under the Guarantees will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees and lease, letter of credit and other obligations of its subsidiaries. Therefore, PP&L Resources' rights and the rights of its creditors, including the rights of the holders of the Debt Securities under the Guarantees, to participate in the assets of any subsidiary (other than the Company) upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that PP&L Resources may itself be a creditor with recognized claims against the subsidiary, in which case the claims of PP&L Resources would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by PP&L Resources. Although certain debt instruments to which PP&L Resources and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both PP&L Resources and its subsidiaries retain the ability to incur substantial additional indebtedness and lease, letter of credit and other obligations.

          PAYMENT OF DEBT SECURITIES; TRANSFERS; EXCHANGES

               Except as otherwise provided in the applicable Prospectus Supplement or a supplement thereto, interest, if any, on each Debt Security on each Interest Payment Date will be paid by check mailed to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being herein called a "Holder") as of the close of business on the regular record date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest will be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee for the payment of such interest not more than 15 days and not less than 10 days prior to the date proposed by the Company or PP&L Resources for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities are listed for trading, if the Trustee deems such manner of payment practicable. (See Section 307.)

               Except as otherwise provided in the applicable Prospectus Supplement or a supplement thereto, principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the office of The Chase Manhattan Bank in New York, New York, as Paying Agent for the Company and PP&L Resources. Any other Paying Agent initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company or PP&L Resources may change the place of payment on the Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including the Company, PP&L Resources or any affiliate of either of them), all in their discretion. (See Section 602.)

               Except as otherwise provided in the applicable Prospectus Supplement or a supplement thereto, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of authorized denominations and of like tenor and aggregate principal amount and having Guarantees endorsed thereon, at the office of The Chase Manhattan Bank, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer of the Debt Securities, and may remove any Security Registrar and appoint one or more additional Security Registrars (including the Company, PP&L Resources or any affiliate of either of them), all in its discretion. (See Sections 305 and 602.) Except as otherwise provided in the applicable Prospectus Supplement or a supplement thereto, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company will not be required to execute or provide for the registration of transfer of or the exchange of (a) Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

          REDEMPTION

               Any terms for the optional or mandatory redemption of Debt Securities will be set forth in the applicable Prospectus Supplement or a Pricing Supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement or a Pricing Supplement thereto, and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the particular Debt Securities will be selected by the Trustee by such method as shall be provided for such particular series or tranche, or in the absence of any such provision, by such method of random selection as the Trustee deems fair and appropriate. (See Sections 403 and 404.)

               Any notice of redemption at the option of the Company may state that such redemption shall be conditional upon the receipt by the Paying Agent, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and the Company will not be required to redeem such Debt Securities (See Section 404.)

          EVENTS OF DEFAULT

               Each of the following events constitutes an "Event of Default" under the Indenture with respect to each series of Indenture Securities thereunder:

               (a) default in the payment of any interest on any Indenture Security of such series when it becomes due and payable and continuance of such default for a period of 30 days;

               (b) default in the payment of principal or premium, if any, on any Indenture Security of such series when it becomes due and payable;

               (c) default in the performance of, or breach of, any covenant or warranty of the Company or PP&L Resources in the Indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph or which has been expressly included in the Indenture solely for the benefit of one or more series of Indenture Securities other than such Indenture Securities), and the continuance of such default or breach for a period of 90 days after written notice to the Company and PP&L Resources by the Trustee, or to the Company, PP&L Resources and the Trustee by the Holders of at least 25% in principal amount of the Indenture Securities of such series Outstanding under the Indenture as provided in the Indenture specifying such default or breach and requiring it to be remedied, unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by the Company or PP&L Resources within such period and is being diligently pursued;

               (d) except as provided by the terms of the Indenture, the Indenture Securities of such series and the Guarantees on such Indenture Securities, the cessation of effectiveness of the Guarantee endorsed on an Indenture Security of such series or the finding by any judicial proceeding that the Guarantee endorsed on an Indenture Security of such series is unenforceable or invalid or the denial or disaffirmation by PP&L Resources of its obligations under the Guarantee endorsed on an Indenture Security of such series; or

               (e) certain events relating to the reorganization, bankruptcy or insolvency of the Company or PP&L Resources or appointment of a receiver or trustee for the property of the Company or PP&L Resources; and

               (f) any other Event of Default specified with respect to Indenture Securities of such series. (See Section 801.)

          No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

          REMEDIES

               If an Event of Default occurs and is continuing with respect to any series of Indenture Securities, then either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Indenture Securities of such series may declare the principal amount (or if the Indenture Securities of such series are discount securities, such portion of the principal amount as may be specified in the applicable Prospectus Supplement) of all of the Indenture Securities of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Indenture Securities of any one of such series.

               At any time after the declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

               (a) the Company or PP&L Resources has paid or deposited with the Trustee a sum sufficient to pay

                    (1) all overdue interest on all Indenture Securities of such series then Outstanding;

                    (2) the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to the Trustee under the Indenture;

          and

               (b) all Events of Default with respect to the Indenture Securities of such series, other than the nonpayment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (See Section 802.) For more information as to waiver of defaults, see "--Waiver."

               If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Indenture Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction will not be in conflict with any rule of law or with the Indenture and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate and (b) the Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Sections 812 and 903.) The Indenture provides that no Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the Outstanding Indenture Securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and (c) for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class.
          Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.) Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder has an absolute and unconditional right to receive payment of principal and premium, if any, and interest when due and to institute suit for the enforcement of any such payment and such rights may not be impaired without the consent of such Holder. (See Sections 807 and 808.) The Indenture provides that the Trustee is required to give the Holders of the Indenture Securities notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

               The Company and PP&L Resources will be required to furnish annually to the Trustee a statement as to the compliance by the Company with all conditions and covenants under the Indenture. (See Section 605.)

          WAIVER

               The Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of any series may waive on behalf of the Holders of all Indenture Securities of such series any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest or with respect to compliance with certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Indenture Security of such series affected. (See Section 813.)

               Compliance with certain covenants in the Indenture or otherwise provided with respect to Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities affected, considered as one class. (See Section 606.)

          COVENANTS; CONSOLIDATION, MERGER, ETC.

               Subject to the provisions described in the next paragraph, each of the Company and PP&L Resources will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. (See Section 604.)

               Neither the Company nor PP&L Resources will consolidate with or merge into any other Person (which term includes, for purposes of the Indenture, any corporation, partnership, limited liability company, joint venture, trust or other unincorporated organization) or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (a) the Person formed by such consolidation or into which the Company or PP&L Resources, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of the Company or PP&L Resources, as the case may be, substantially as an entirety is a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Outstanding Indenture Securities (or the Guarantees endorsed thereon, as the case may be,) and the performance of all of the covenants of the Company or PP&L Resources, as the case may be, under the Indenture, and (b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

               Neither the Indenture or the Guarantee contains any financial or other similar restrictive covenants.

          MODIFICATION OF INDENTURE

               Without the consent of any Holders of Indenture Securities, the Company, PP&L Resources and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

                    (a) to evidence the succession of another Person to the Company or PP&L Resources, as the case may be, and the assumption by any such successor of the covenants of the Company or PP&L Resources, as the case may be, in the Indenture and the Indenture Securities or the Guarantees endorsed thereon; or

                    (b) to add one or more covenants of the Company or PP&L Resources or other provisions for the benefit of the Holders of all or any series of Indenture Securities or any tranche thereof, or to surrender any right or power conferred upon the Company or PP&L Resources (and if such covenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series); or

                    (c) to add any additional Events of Default with respect to all or any series of Outstanding Indenture Securities (and if such additional Events of Default are to be for the benefit of less than all series of Indenture Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

                    (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the Holders of Indenture Securities of any series or tranche Outstanding on the date of such supplemental indenture in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only with the consent of the Holders of the Indenture Securities of such series or tranche pursuant to the applicable provisions of the Indenture or when there is no Indenture Security of such series or tranche remaining Outstanding under the Indenture; or

                    (e) to provide collateral security for the Indenture Securities; or

                    (f) to establish the form or terms of Indenture Securities of any series or tranche or any Guarantees as permitted by the Indenture; or

                    (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and any matters incidental thereto;

                    (h) to evidence and provide for the acceptance of appointment of a separate or successor Trustee under the Indenture with respect to the Indenture Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; or

                    (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Indenture Securities; or

                    (j) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on Indenture Securities of any series, or any tranche thereof, shall be payable, (2) Indenture Securities of any series, or any tranche thereof, may be surrendered for registration of transfer, (3) Indenture Securities of any series, or any tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company or PP&L Resources in respect of the Indenture Securities of any series, or any tranche thereof, and the Indenture may be served; or

                    (k) to cure any ambiguity, defect or inconsistency or to make any other changes or to add other provisions with respect to matters and questions arising under the Indenture, provided such other changes shall not adversely affect the interests of the Holders of Indenture Securities of any series or tranche in any material respect. (See
               Section 1201.)

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date the Indenture was originally executed in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date the Indenture was originally executed or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company, PP&L Resources and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

               Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to an indenture or supplemental indenture; provided, however, that if less than all of the series of Outstanding Indenture Securities are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may, without the consent of the Holder of each Outstanding Indenture Security directly affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration or maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (b) reduce the percentage in principal amount of the Outstanding Indenture Securities of any series or tranche the consent of the Holders of which is required for any supplemental indenture or waiver of compliance with any provision of the Indenture or any default thereunder and its consequences or to reduce the requirements for quorum and voting under the Indenture or (c) modify certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

               A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more particular series or one or more tranches thereof, or which modifies the rights of the Holders of Indenture Securities of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of Indenture Securities of any other series or tranche. (See Section 1202.)

               The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Indenture Securities have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture as of any date or are present at a meeting of Holders for quorum purposes, certain Indenture Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders as described under "Satisfaction and Discharge" below, will not be deemed to be Outstanding for purposes of the Indenture (See Section 101.)

               The Company or PP&L Resources will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Indenture Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of particular Indenture Securities, such action may be taken only by persons who are Holders of such Indenture Securities on the record date. (See Section 104.)

          SATISFACTION AND DISCHARGE

               Any Indenture Securities or any portion of the principal amount thereof will be deemed to have been paid for purposes of the Indenture, and at the Company's election, the entire indebtedness of the Company and PP&L Resources in respect thereof will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company or PP&L Resources), in trust: (a) money in the amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of such Indenture Securities, Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof. (See Section 701.) For this purpose, Government Obligations include (a) direct obligations of the United States of America or of an agency or instrumentality of the United States of America where the payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or (b) depository receipts issued by a bank with respect to any such obligations or in any specific interest or principal payments due in respect thereof.

               The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain Outstanding thereunder and the Company or PP&L Resources has paid or caused to be paid all other sums payable by the Company or PP&L Resources under the Indenture. (See Section 702.)

               All moneys paid by the Company or PP&L Resources to the Trustee or any Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be paid to or upon the order of the Company, and the Holder of such Debt Security thereafter may look only to the Company or PP&L Resources for payment thereof. (See Section 603.)

          RESIGNATION OF THE TRUSTEE

               The Trustee may resign at any time by giving written notice thereof to the Company and PP&L Resources or may be removed at any time by Act of the Holders of a majority in principal amount of the then Outstanding Debt Securities of any series delivered to the Trustee, the Company and PP&L Resources. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by Act of the Holders, if each of the Company and PP&L Resources has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 910).

          CERTAIN PENNSYLVANIA TAX MATTERS

               In the opinion of Michael A. McGrail, Esq., Senior Counsel of PP&L, Debt Securities owned by individuals residing in Pennsylvania are subject to the 4 mills ($4.00 on each $1,000 of principal amount) Pennsylvania corporate loans tax. Such tax will be withheld from interest payments to such individuals.

          Such counsel for PP&L is also of the opinion that the Debt Securities are exempt from existing personal property taxes in Pennsylvania.

          THE TRUSTEE

               The Chase Manhattan Bank has at various times in the ordinary course of business made loans to PP&L Resources and PP&L, and acts as Administrative Agent with respect to the current revolving credit facilities of PP&L and PP&L Resources. The Chase Manhattan Bank acts as trustee with respect to junior subordinated deferrable interest debentures of PP&L, acts as guarantee trustee and property trustee with respect to trust originated preferred securities and common securities of PP&L Capital Trust I and PP&L Capital Trust II, affiliates of the Company and PP&L Resources, and Chase Manhattan Bank Delaware, an affiliate of the Trustee, also acts as Delaware trustee with respect to the trust originated preferred securities and common securities.

                                       EXPERTS

               The consolidated financial statements of PP&L Resources as of December 31, 1996 and 1995, and for the two years then ended, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of PP&L Resources for the year ended December 31, 1996, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to a reorganization pursuant to which PP&L Resources became the parent of PP&L) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               The consolidated financial statements of PP&L (prior to restatement in connection with the reorganization referred to above and not presented separately in the Annual Report hereinafter referred to), and related financial statement schedule as of December 31, 1994 and for the year ended December 31, 1994, incorporated in this Prospectus by reference from PP&L Resources' 1996 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

               Statements made in the Incorporated Documents as to matters of law and legal conclusions have been reviewed by Michael A. McGrail, Esq., Senior Counsel of PP&L, and have been made in reliance upon his authority as an expert.


                  VALIDITY OF THE DEBT SECURITIES AND THE GUARANTEES

               The validity of the Guarantees will be passed upon for PP&L Resources by Michael A. McGrail, Esq., Senior Counsel of PP&L and Reid & Priest LLP, New York, New York, counsel to PP&L Resources. The validity of the Debt Securities will be passed upon for the Company by Reid & Priest LLP, as counsel to the Company. The validity of the Debt Securities and the Guarantees will be passed upon for any underwriters or agents by Sullivan & Cromwell, New York, New York. As to matters involving the law of the Commonwealth of Pennsylvania, Reid & Priest LLP and Sullivan & Cromwell will rely on the opinion of Mr. McGrail.

                                 PLAN OF DISTRIBUTION

               The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to purchasers directly or through agents. Any underwriter or agent involved in the offer and sale of Debt Securities will be named in an applicable Prospectus Supplement.

               Underwriters may offer and sell Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

               The Debt Securities may also be sold from time to time either by the Company directly or through agents designated by the Company. Any agent involved in the offer or sale of any Debt Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

               Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company and PP&L Resources, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company or PP&L Resources for certain expenses. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities if any are purchased.

               The Debt Securities may also be sold directly by the Company to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

               Unless otherwise provided in a Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. The Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities.

               Certain of the underwriters or agents and their associates may be customers of, engage in transactions with or perform services for the Company or PP&L Resources or their affiliates in the ordinary course of business.

                                       PART II.


                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission registration fee .   $ 121,213
          Printing expenses . . . . . . . . . . . . . . . . . .      60,000
          Trustee fees and expenses . . . . . . . . . . . . . .       7,000
          Legal fees and expenses . . . . . . . . . . . . . . .     230,000
          Accounting fees and expenses  . . . . . . . . . . . .      30,000
          Blue Sky fees and expenses  . . . . . . . . . . . . .       7,500
          Rating Agency fees  . . . . . . . . . . . . . . . . .     155,000
          Miscellaneous . . . . . . . . . . . . . . . . . . . .      39,287
                                                                    -------
               Total  . . . . . . . . . . . . . . . . . . . . .     650,000
                                                                    =======
          ___________________

          All of the above except the Securities and Exchange Commission registration fee are estimated.


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 7.01 of the Bylaws of PP&L Resources provides:

                    (a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, "expense" shall include fees and expenses of counsel selected by such persons; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                    (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

                    (c) INSURANCE AND FUNDING. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this
               Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                    (d) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

               Directors and officers of PP&L Resources may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PP&L Resources, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PP&L Resources and such underwriters.

               PP&L Resources presently has insurance policies which, among other things, include liability insurance coverage for officers and directors and officers and directors of PP&L Resources' subsidiaries, including the Company, under which such officers and directors are covered against any "loss" by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

          Article VI of the By-Laws of PP&L Capital Funding, Inc. provides:

                    SECTION 6.1.  RIGHT TO INDEMNIFICATION.  The
               Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

                    SECTION 6.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the
                                      --------  -------
               extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

                    SECTION 6.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of providing that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

                    SECTION 6.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                    SECTION 6.5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                    SECTION 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal of modification.

                    SECTION 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

               Article 7 of the Certificate of Incorporation of PP&L Capital Finding, Inc. provides:

                    The Corporation shall indemnify to the full extent
               authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

               Directors and officers of the Company may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, the Company, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1993 under agreements entered into between the Company and such underwriters.


          ITEM 16.  EXHIBITS.

               Reference is made to the Exhibit Index filed herewith at page II-8, such Exhibit Index being incorporated in this Item 16 by reference.


          ITEM 17.  UNDERTAKINGS.

               The undersigned registrants hereby undertake:

                    (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or
                    events arising after the effective dated of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that (i) and (ii) do not apply if the
               --------  -------
               information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of PP&L Resources' annual report pursuant to Section 13(a) or
               Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising
               under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PP&L RESOURCES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 16TH DAY OF OCTOBER, 1997.

                                        PP&L RESOURCES, INC.
                                        (REGISTRANT)


                                        BY  /s/ William F. Hecht
                                          ---------------------------------
                                          WILLIAM F. HECHT
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 16TH DAY OF OCTOBER, 1997.


                SIGNATURE                                     TITLE
                ---------                                     -----

             /s/ William F. Hecht
           ---------------------------------------     Principal Executive
           William F. Hecht, Chairman,                 Officer and Director
           President and Chief Executive Officer


            /s/ R.E. Hill
           ---------------------------------------     Principal Financial
           R.E. Hill, Senior Vice President -                Officer
           Financial


            /s/ J.J. McCabe
           ---------------------------------------    Principal Accounting
           J.J. McCabe, Vice President and                   Officer
           Controller

           E. ALLEN DEAVER, WILLIAM J. FLOOD,
           ELMER D. GATES, STUART HEYDT, CLIFFORD
           L. JONES, NANCE K. DICCIANI, RUTH                Directors
           LEVENTHAL, FRANCIS A. LONG AND NORMAN
           ROBERTSON



           By  /s/ William F. Hecht
             -------------------------------------
             William F. Hecht, As Attorney-in-Fact

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS R. E. HILL, JOHN R. BIGGAR AND ROBERT J. GREY, AND EACH OF THEM SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH PERSON AS ITS ATTORNEY-IN-FACT AND AGENT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 16TH DAY OF OCTOBER, 1997.

                                             PP&L CAPITAL FUNDING, INC.
                                             (REGISTRANT)


                                             BY  /s/ R.E. Hill
                                               ----------------------------
                                                   R.E. HILL, PRESIDENT


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 16TH DAY
          OF OCTOBER, 1997.


                SIGNATURE                           TITLE
                ---------                           -----


             /s/ William F. Hecht
           -------------------------------          Director
           William F. Hecht


             /s/ R.E. Hill
           -------------------------------          Principal Executive
           R.E. Hill, President                     Officer and
                                                    Director

             /s/ John R. Biggar
           -------------------------------          Principal Financial
           John R. Biggar, Vice President           Officer and
                                                    Director

             /s/ James E. Abel
           -------------------------------          Principal
           James E. Abel, Treasurer                 Accounting Officer
                                                    and Director

                                 PP&L RESOURCES, INC.
                              PP&L CAPITAL FUNDING, INC.
                          REGISTRATION STATEMENT ON FORM S-3

                                    EXHIBIT INDEX

           Exhibit
             No.         Description and Method of Filing
           -------       --------------------------------

             1.1    Form of Distribution Agreement       Filed herewith.

             1.2    Form of Underwriting Agreement       A form of any
                                                         underwriting
                                                         agreement with
                                                         respect to the
                                                         Debt Securities
                                                         will be filed as
                                                         an Exhibit to a
                                                         report on Form 8-K,
                                                         as contemplated by
                                                         Item 601(b)(1) of
                                                         Regulation S-K
                                                         under the Securities
                                                         Act.

             3.1    *Restated Articles of PP&L           Exhibit B to Proxy
                     Resources, Inc.                     Statement of PP&L
                                                         and Prospectus of
                                                         PP&L Resources,
                                                         dated March 9,
                                                         1995.

             3.2    *By-Laws of PP&L Resources, Inc.     Exhibit 3.2 to PP&L
                                                         Resources
                                                         Registration
                                                         Statement No. 33-
                                                         57949, dated
                                                         March 3, 1995.

             3.3    Certificate of Incorporation of      Filed herewith.
                    PP&L Capital Funding, Inc.

             3.4    By-Laws of PP&L Capital Funding,     Filed herewith.
                    Inc.

             4.1    Form of Indenture among PP&L         Filed herewith.
                    Resources, Inc., PP&L Capital
                    Funding, Inc. and The Chase
                    Manhattan Bank

             4.2    Form of Supplemental Indenture       Filed herewith.
                    establishing series of Debt
                    Securities

             4.3    Form of Officer's Certificate        Filed herewith.
                    establishing the form and terms
                    of the Debt Securities

             5.1    Opinion of Michael A. McGrail as     Filed herewith.
                    to the legality of the Guarantee

             5.2    Opinion of Reid & Priest as to       Filed herewith.
                    the legality of the Debt
                    Securities and the Guarantee

             12.1   Calculation of Ratio of Earnings     Filed herewith.
                    to Fixed Charges

             23.1   Consent of Michael A. McGrail        Filed herewith as
                                                         part of Exhibit 5.1

             23.2   Consent of Reid & Priest LLP         Filed herewith as
                                                         part of Exhibit 5.2

             23.3   Consent of Price Waterhouse LLP      Filed herewith.

             23.4   Consent of Deloitte & Touche LLP     Filed herewith.

             24.1   Power of Attorney of Directors of    Filed herewith.
                    PP&L Resources, Inc.

           Exhibit
             No.         Description and Method of Filing
           -------       --------------------------------

             25.1   Statement of Eligibility of          Filed herewith.
                    Trustee

          ________________
          * Previously filed as indicated and incorporated herein by reference.